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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Pre-effective Amendment No. 1 to Registration Statement No. 333-32684 of Thoratec Laboratories Corporation of our report dated February 18, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
San Francisco, California
April 11, 2000